Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Carolyn D. Beaver, Principal Financial Officer of Sequenom, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:
1. The Company's Annual Report on Form 10-K/A (Amendment No. 1) for the period ended December 31, 2015, to which this Certification is attached as Exhibit 32.2 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act, and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.
This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.
IN WITNESS WHEREOF, the undersigned has set her hand hereto as of the 9th day of March, 2016.

/s/ Carolyn D. Beaver
Carolyn D. Beaver Senior Vice President and Chief Financial Officer (Principal Financial Officer)